UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2018
________________________________

Masco Corporation
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5794 (Commission File Number)	38-1794485 (IRS Employer Identification No.)

17450 College Parkway, Michigan (Address of Principal Executive Offices)	48152 (Zip Code)

(313) 274-7400
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Masco Corporation (the "Company") held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 11, 2018 at its corporate office in Livonia, Michigan. At the Annual Meeting, Company stockholders elected three Class III directors, approved the compensation paid to the Company’s named executive officers (“say-on-pay”) and ratified the selection of the Company’s independent auditors. The votes cast on each of the three proposals are set forth below. As of the record date, 311,324,638 shares of Company common stock were outstanding and entitled to vote.

Proposal 1: The election of three Class III directors to serve until the Annual Meeting in 2021.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark R. Alexander	245,565,743	2,867,160	576,146	19,738,047
Richard A. Manoogian	235,980,152	12,517,749	511,148	19,738,047
John C. Plant	237,766,701	10,640,841	601,507	19,738,047

Proposal 2: A non-binding advisory vote to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and the related material disclosed in the Proxy Statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
243,203,809	5,164,099	641,141	19,738,047

Proposal 3: The ratification of the selection of PricewaterhouseCoopers LLP to act as independent auditors for the Company for 2018.

Votes For	Votes Against	Abstentions
260,912,143	7,262,101	572,852

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MASCO CORPORATION

By:	/s/ John G. Sznewajs
Name:	John G. Sznewajs
Title:	Vice President, Chief Financial Officer
May 16, 2018

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